Exhibit 99.1

BabyUniverse Acquires ePregnancy

Leading pregnancy resource joins company portfolio

JUPITER, FL., June 19, 2006 -- BabyUniverse, Inc. (NASDAQ: POSH) today announced that it has acquired certain assets related specifically to the business of ePregnancy Magazine and ePregnancy.com.  This acquisition includes the URL www.ePregnancy.com, the ePregnancy trademark, a related online community website, message boards, and an expansive archive of content.  ePregnancy was founded in 2002 and has quickly established itself as one of the leading resources for the expectant woman, offering valuable expert information and a vibrant online community.  The magazine’s prior owners decided to discontinue publication of ePregnancy Magazine and focus on a more substantial core business.  The final published issue was distributed in late April as the May 2006 issue.  BabyUniverse intends to focus its efforts on growing and supporting the online community at ePregnancy.com and does not intend to immediately revive the magazine.

“Given our specific focus on the baby segment, and our desire to meet expectant mothers early in pregnancy, we are thrilled to add ePregnancy to our growing portfolio,” said John C. Textor, Chairman and CEO.  “Though ePregnancy may no longer have had strategic value to its prior owners, this well-recognized content vehicle is perfectly consistent with our long-articulated goal to develop a content-driven advertising business to complement our established and growing e-commerce business.”

The recent successful launch of Posh Cravings, the company’s first entree into an ad-supported content site, combined with the acquisition of ePregrancy and its comprehensive set of resources for expectant parents, helps to further position BabyUniverse to compete head to head with leading content sites such as BabyCenter.com and BabyZone.com.

Mr. Textor concluded, “Though the ownership circumstances of ePregnancy allowed us to complete this transaction quite affordably, we believe this acquisition to be extremely significant to the ongoing business strategy of BabyUniverse.  With the last issue of ePregnancy Magazine dated May 2006, and with ePregnancy.com having been maintained continuously, ePregnancy’s existing audience of readers and online community participants is likely not aware that the magazine has been discontinued.  We have the opportunity to capitalize on the significant continuing consumer market presence of ePregnancy, maintain and grow the already vibrant online community, and further pursue our content strategy at a fraction of the cost that would normally be associated with an acquisition or a start-up.”

About BabyUniverse, Inc.

BabyUniverse, Inc., through its websites BabyUniverse.com, DreamtimeBaby.com, PoshTots.com, and PoshLiving.com, is a leading online retailer of brand-name baby, toddler and maternity products and furnishings in the United States. With the recent acquisition of PoshTots and PoshLiving, and the recent introduction of PoshCravings.com, BabyUniverse has expanded its business to include e-commerce and e-content offerings focused on this country’s most affluent online female consumers. BabyUniverse is pursuing a dual strategy of organic growth and acquisition growth that is designed to establish BabyUniverse as the leader in the online baby marketplace. Beyond the baby segment, the Company intends to leverage its efficient and growing e-commerce platform to acquire other female-oriented e-commerce, marketing and new media companies. The overall objective of BabyUniverse is to establish a market-leading e-commerce and new media business focused on the high-growth female marketplace.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties relating to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. You are advised to consult further disclosures we may make on related subjects in our future filings with the Securities and Exchange Commission.

In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Company Contact:
Georgianne Brown
BabyUniverse, Inc.
561-277-6405
georgianne.brown@babyuniverse.com

Investor Contact:
BPC Financial Marketing
John Baldissera
800-368-1217